EXHIBIT 10.1

                          LICENSE AND ROYALTY AGREEMENT

         THIS LICENSE AND ROYALTY AGREEMENT is made and entered into this 23rd day of January, 2002 (the "Effective Date") by and among ENER1 HOLDINGS, INC. a corporation incorporated in the State of Florida, United States, having its place of business at 550 W. Cypress Creek Road, Suite #120, Fort Lauderdale, Florida, 33309 ("ENER1") and INPRIMIS TECHNOLOGIES, INC., a corporation incorporated in the State of Florida, United States, having its place of business at 1601 Clint Moore Road, Boca Raton, Florida 313497 ("INPRIMIS"). ENER1 and INPRIMIS are individually referred to in this Agreement as a "Party" and collectively as "Parties."

         WHEREAS, ENER1 is in the business of licensing intellectual property and solutions to monitor and prevent electromagnetic radiation; and

         INPRIMIS desires to license the technology embodied in the ENER1 patent pending application entitled "Current-Conducting Part of Power Transmission Line".

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

                                    SECTION 1

                                   DEFINITIONS

1.1 "Affiliate"shall mean any corporation, partnership, joint venture, or other entity (i) in which either Party own or controls, or is owned or controlled by or in common ownership or control with either Party to the extent of holding directly or indirectly, stock or interest representing more than fifty percent (50%) of the aggregate stock or other interest entitled to vote on general decisions reserved to stockholders, partners, or other owners of such entity; or
(ii) if a partnership, as to which a Party (and/or any of its Affiliates) is a general partner.

1.2 "Confidential Information" shall mean F11 information not known or generally available restrictions on use, including. without limitation, employees' names and qualifications, know-how, trade secrets, intellectual property, operational methods, marketing plans or strategies, product development techniques or plans, processes, designs and design projects, inventions and research projects and other business affairs, including the terms and conditions of this Agreement and the negotiations between the Parties with respect to this Agreement. All Licensed Technology and Know-How shall constitute Confidential Information of ENER1 Information subject to any of the following exceptions shall not be considered Confidential Information:

         a) information, which is or becomes generally available other than as a result of the breach of this Agreement by either Party;

         b) information, the release of which is expressly authorized in writing by the Party having the legal right to disclose such information; or

         c) information, which is already lawfully known to or independently developed by either Party without the use of any Confidential Information disclosed hereunder; or


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         d) information, which is lawfully obtained from any Third Party.

1.3 "Know-How" shall mean all knowledge and tangible information whether patentable or not and physical objects related to the technology embodied in the ENER1 patent application entitled Current-Conducting Part of Power Transmission Line", or related to the monitoring or reduction of electromagnetic radiation, including but not limited to formulations, materials, data, schematics, designs, configurations, computer programs, drawings and sketches, testing and test results, regulatory information, whether or not capable of precise, separate description prior to its publication, owned by ENER1 which ENER1 has the right to disclose and license to INPRIMIS.

1.4 "Licensed Patents" is defined in Exhibit A as the ENER1 patent application entitled, "Current-Conducting Part of Power Transmission Line", and any additional patent applications which may subsequently be added to Exhibit A by a written modification of this Agreement, signed by both Parties.

1.5 "Licensed Technology" shall mean Licensed Patents and Know-How, collectively, and shall expressly exclude any Third Party Provider licenses which may be required by INPRIMIS' product design in which the Licensed Technology is incorporated.

1.6 "Third Party Provider" shall mean any party providing intellectual property which, by design of the product, INPRIMIS elects to incorporate into the Licensed Technology or into a Licensed Product or Licensed Process.

1.7 "Third Party" shall mean any party, except Affiliates of either Party, who is not a party to this Agreement.

1.8 "Licensed Product and Licensed Process" shall mean in the case of a Licensed Product, an item sold or intended for sale consisting of or incorporating the Licensed Technology and, in the case of a Licensed Process, a process which uses or incorporates the Licensed Technology, Licensed Products and Licensed Processes shall also include, during the term of this Agreement, products and processes consisting of, incorporating, or using Jointly Owned Intellectual Property.

1.9 "Licensed Trademark" shall mean the word marks and design marks set forth in the attached Exhibit B, whether or not registered in the United States or any foreign country, as well as such other trademarks and service marks which the parties may add by mutual written agreement.

                                    SECTION 2

                                  LICENSE GRANT

2.1 In accordance with the terms and conditions of this agreement, ENER1 hereby grants to INPRIMIS, as of the Effective Date and for thirty-six (36) months

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thereafter, unless sooner terminated according to the terms hereof, an exclusive, non-transferable, irrevocable (except to the extent provided in Sections 9.2 and 9.4 below), worldwide right and license to use the Licensed Technology (a) to develop, manufacture, use, sell, and otherwise distribute the Licensed Products and to perform Licensed Processes and (b) to sublicense, "without the right to further sublicense, the use of the Licensed Technology to third parties to manufacture Licensed Products for the account of INPRIMIS and which shall be directly distributed by, INPRIMIS, or its contracted representative, said contract being approved by both parties, INPRIMIS shall ensure that its sublicensees adhere to the terms and conditions of this Agreement. INPRIMIS rights and licenses hereunder shall extend to the benefit of its Affiliates, provided that each Affiliate assumes and agrees in writing to abide by the obligations, including the obligation to pay royalties under
Article 3 herein, and to permit ENER1 to audit its records as provided herein in accordance with Section 10,1 and restrictions established hereunder. INPRIMIS shall be responsible for any breach of the terms and conditions of this Agreement by its Affiliates 2.2. The license granted shall not be construed to confer any rights upon INPRIMIS by implication, estoppel or otherwise as to any technology not specifically set forth in Exhibit A. In particular, and not in limitation of the foregoing restriction, the license does not confer to INPRIMIS the right to use the Licensed Technology or any part thereof for any purpose other than as permitted hereunder.

                                    SECTION 3

                                    ROYALTIES

3.1 For the rights, privileges and licenses granted hereunder, INPRIMIS shall pay to ENER2 a Licensing Fee of One Dollar (US $1.00) upon execution of this Agreement and upon receipt of the Licensed Technology.

3.2 In addition to the Licensing Fee set forth in Section 3.1 above, INPRIMIS shall pay to ENER1 royalties for the sale, use, lease or other disposition of Licensed Products and Licensed Processes, including the use of any Licensed Product or Licensed Processes by INPRIMIS for their own purposes. INPRIMIS shall pay to ENER1 the following royalties per Licensed Product shipped or Licensed Process performed:

                  i. Royalties in the amount of 7.5% of the price charged to customers for each Licensed Product shipped, and for each Licensed Process performed.

                  ii. Royalties are due quarterly and are to be paid no later than 30 days after the end of the quarter.

3.3. INPRIMIS shall pay royalties to those Third Party Providers providing intellectual property which by design of the product, INPRIMIS elects to incorporate into the Licensed Technology or into Licensed Products and/or Licensed Processes.

                                    SECTION 4

                       OWNERSHIP OF INTELLECTUAL PROPERTY

4.1 Ownership of Independently Developed Intellectual Property. Each Party shall retain all intellectual property and property rights in its respective works and

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inventions that are not the result of the development work performed under this
Agreement. The Licensed Technology defined in Exhibit A and Licensed Trademarks defined in Exhibit B, shall remain the exclusive property of ENER1.

4 2 Ownership of Jointly Developed Intellectual Property. The Parties shall have joint ownership rights in and to all intellectual property developed as a result of the engineering, work performed jointly by the Parties pursuant to this Agreement and for the monitoring and reduction electromagnetic radiation (the "Jointly Owned Intellectual Property"), The Parties shall have the right to jointly obtain and hold in their joint names, copyrights, registrations, patents, or such other protection as may be appropriate to the subject matter and any extensions and renewals thereof. Notwithstanding the foregoing, the Licensed Technology shall remain the exclusive Property of ENER1. Should either ENER1 or INPRIMIS, or both, desire to seek patent protection in the United States or any foreign country for any Jointly Owned Intellectual Property, the Parties shall negotiate a separate agreement for the equal sharing of costs related to obtaining such patents and enforcing such patents against an infringer. In the event one of the Parties elects not join with the other Party in seeking such patent protection, the Party electing to no join in seeking the patent protection shall irrevocably assign, without any requirement of further consideration, any right, title, or interest it may have in the intellectual property for which the other Party is seeking to obtain or enforce the patent. Upon request of the Party electing to seek or enforce the patent, the other Party shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

4.3 Use of Jointly Developed Intellectual Property. During the term of this Agreement, ENER1 agrees not to commercialize Licensed Products and Licensed Processes. Following the termination of this Agreement, each Party shall have the free right to independently use and/or license such Jointly Owned Intellectual property, without the consent of the other Party, provided, however, that neither Party shall be entitled to grant any exclusive licenses as to such Jointly Owned Intellectual property; and provided further that each Party shall account and pay semi- annually to the other Party fifty percent (50%) of all royalties, license fees, and/or other profits in whatsoever form they may be received as a result of commercializing such Jointly-Owned Intellectual Property. Each Party agrees to promptly and completely disclose to the other party, in writing, any and all such inventions. For purposes of this section, the value of sums received for such Jointly-Owned Intellectual Property shall be defined as the difference between the amount of the total license fee or royalty received, less the lowest rate charged by ENER1or by INPRIMIS in the twelve (12) preceding months for the intellectual property owned independently by either or both ENER1 AND INPRIMIS which are contained within such products for which the license fee has been received. The procedures set forth in Section 10 shall be applicable to the reporting and accounting of such royalties.

4.4 Third Party Intellectual Property and Licenses. The parties acknowledge that INPRIMIS may elect to sublicense certain, not yet identified, Third Party Provider owned intellectual properties to incorporate into Licensed Products and Licensed Processes developed under this Agreement and that ENER1, as joint developer of the Licensed Products and Licensed Processes developed under this Agreement, agrees to be bound by all commercially reasonable required terms of the Third Party Provider's licenses, and further provided that ENER1 shall be

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permitted prior approval of any agreements which would impose performance requirements on ENER1 signed after the execution date of this Agreement.

                                   SECTION 5

                                 CONFIDENTIALITY

5.1 Each Party acknowledges that the Confidential Information constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a Party (the "Receiving Party") receives confidential information from the other Party (the "Owning Party") the Receiving Party shall, both during the term of this Agreement and for three (3) years following the termination thereof, (i) keep secret and retain in strict confidence any Confidential Information received from the Owning Party, (ii) not disclose to any third party any Confidential information received from the Owning Party for any reason whatsoever, (iii) nor disclose any Confidential Information received from the Owning Party to the Receiving Party's (and/or any Affiliates') employees or sublicensees, except on a need- to-know basis and only after instructing each such employee or party unless having received a signed Confidentiality Statement acknowledging the obligations set forth in this Section from each such sublicensee, and provided each such employee is bound by confidentiality obligations under the employment policies. Code of conduct, and employee relationship requirements with the employer and (iv) not make use of any confidential Information received from the Owning Party for its own purposes or for the benefit of any third party except as authorized by this Agreement.

5.2 In the event of any legal action or proceeding or asserted requirement under applicable law or government regulations requesting or demanding the Receiving Party disclose any Confidential Information, the Receiving Party shall immediately notify the Owning Party in writing of such request or demand so that the Owning Party may seek an appropriate protective order or take other protective measures. The Receiving Party shall, upon the request of the Owning Party, cooperate reasonably with the Owning Party in contesting such request or demand at the expense of the Owning Party including, without limitation, consulting with the Owning Party as to the advisability of taking legally available steps to resist or narrow such request or demand. If in the absence of a protective order or a waiver hereunder from the Owning Party, the Receiving Party, in the reasonable written opinion of the Receiving Party's legal counsel, is compelled to disclose any Confidential Information to any tribunal or otherwise stand liable for contempt or suffer other penalty, the Receiving Party may disclose such Confidential Information to such tribunal without liability hereunder; provided, however, the Receiving Party (a) shall give the Owning Party written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable, (b) shall furnish only that portion of the Confidential Information which is legally required, and (c) shall use commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portions of the Confidential Information to be disclosed as the Owning Party designates.

5.3 In the event the Receiving Party becomes aware that any person or entity (including, but not limited to any Affiliate or employee of the Receiving Party) is taking, threatens to take or has taken any action which would violate any of the foregoing provisions of this Agreement, the Receiving Party shall promptly and fully advise the Owning Party (with written confirmation as soon as practicable thereafter) of all facts known to the Receiving Party concerning such action or threatened action. The Receiving Party shall not in any way aid, abet or encourage any such action or threatened action, and the Receiving Party

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agrees to use commercially- reasonable efforts to prevent such action or threatened action, including, but not limited to, assigning any cause of action it may have relating to the violation of the foregoing provisions to the Owning Party, and the Receiving Party agrees to do all reasonable things and cooperate in all reasonable things as may be requested by the Owning Party to protect the trade secrets and proprietary rights of the Owning Party in and to the Confidential Information.

5.4 The terms and conditions of this Agreement will not be disclosed by either Party, except with prior written consent of the other Party, or as may be required by law, or necessary, to establish its rights hereunder. Notwithstanding the foregoing, (i) each Party shall have the right to disclose the terms and conditions of this Agreement, if necessary, to any legal counsel of such Party, as may be required to establish its rights hereunder, and (ii) subsequent to the execution of this Agreement, the Parties may jointly or individually issue press releases or otherwise publicly disclose the Parties' relationship, provided (a) such Party has obtained the prior written approval of the content of such disclosure from the other Party and (b) that such disclosure does not include information which would be prohibited from disclosure by either Party pursuant to this Agreement. The approval of such press release or other disclosure of the Parties' relationship shall be given by a Party within five
(5) business days following the request by the other Party, or in the event the approval is not given, the disapproving Party shall provide commercially reasonable objections,.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

6.1 EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, ENER1 MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE WITH RESPECT TO THE LICENSED TECHNOLOGY OR KNOW-HOW PROVIDED PURSUANT TO THIS AGREEMENT.

6.2 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF EARNINGS, PROFIT OR GOODWILL SUFFERED BY ANY PERSON OR ENTITY, INCLUDING THE OTHER PARTY, CAUSED DIRECTLY OR INDIRECTLY AS A RESULT OF THIS AGREEMENT, BY ANY LICENSE OR SUBLICENSE GRANTED HEREUNDER, OR BY EACH PARTY'S PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, EVEN IF SUCH PARTY IS NOTIFIED BY THE OTHER PARTY OR ANY THIRD PARTY OF THE POSSIBILITY OF SUCH DAMAGES.

6.3 ENER1 warrants that it has adequate legal rights to the Licensed Technology, which it is licensing to ENER1, including the right to license such technology which it is licensing to INPRIMIS, including the right to license such technology to INPRIMIS. ENER1 shall indemnify and hold harmless INPRIMIS from any claims that INPRIMIS' use of the Licensed Technology infringes the rights of another. The indemnity of this Section 6.3 shall be limited to the dollar amount of royalties that have been received, or are received, by ENER1 from INPRIMIS pursuant to this Agreement.

6.4 Each Party agrees that they shall jointly hold harmless and indemnify any Third Party who Licenses any intellectual property jointly developed by the Parties under this Agreement from any claims that the jointly developed intellectual property infringes the rights of another. Should the claim of infringement be due solely to the Licensed Technology being incorporated within the Third Party product, and not the Jointly Owned Intellectual Property, then the liability for claims of infringement shall revert to ENER1as provided in
Section 63.
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                                    SECTION 7

                  UNITED STATES REGULATIONS AND EXPORT CONTROLS

7.1 Both Parties agree to comply with all applicable laws, rules, regulations and orders of federal, state, local and foreign governments. INPRIMIS understands and acknowledges that ENER1 is subject to United States laws and regulations controlling the export of technical data, computer software, prototypes and other commodities (including, all Export Administration Regulations of the United States Department of Commerce), and that ENER1's obligations hereunder are contingent on IMPRIMIS' compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the certain agencies of the United States Government and/or written assurance by INPRIMIS that INPRIMIS shall not export data or commodities to certain foreign countries without prior approval of such agency. INPRIMIS agrees that it shall not, directly or indirectly, export or re-export, or knowingly permit the export or re-export of the Licensed Technology to any country for which the United States Export Administration Act, any regulation thereunder, or any similar United States law or regulation, requires an export license or other United States government approval, unless the appropriate export license or approval has been obtained. ENER1 shall provide INPRIMIS with reasonable support and co-operation to enable IMPRIMIS to obtain the required licenses or approvals. INPRIMIS agrees that it will be solely responsible for any violations of such by INPRIMIS or its sub-licensees.

7.2 ENER1 neither represents that an export license shall not be required nor that, if required, it shall be issued. Further, if such license is issued, revocation of such export license or modification thereof that prevents ENER1 from performing all or part of its obligations under this Agreement shall not be deemed a breach of this Agreement to the extent such revocation or modification is not attributable to ENER1; or, if such revocation or modification is attributable to ENER1, is remedied by ENER1 on an expedited basis and at least within sixty (60) days. Further, any change in United States export laws or regulations relating to, prohibiting or restricting export of the Licensed Technology or any part thereof shall not be deemed a breach by ENER1 of this Agreement.

                                    SECTION 8

                                USE OF TRADEMARKS

8.1 Trademark License. Subject to the terms and conditions of this Agreement, INPRIMIS is hereby granted an exclusive, non-transferable, non-assignable worldwide license, to use (with the right to sublicense to sub-manufacturers and customers as set forth in this Agreement), the Licensed Trademarks owned by ENER1 listed in Exhibit B (a) on any Licensed Product(s) and in connection with the sale of Licensed Processes, and (b) in any advertising, packaging, marketing, technical or other materials related to such Licensed Product(s) and Licensed Process(es). INPRIMIS agrees not to apply to register or register, and agrees to obtain the agreement of the sub- manufacturers and its customers not to apply to register or register, any Licensed Trademarks. INPRIMIS shall not contest, and agrees to obtain the agreement of the sub manufacturer and its customers not to contest, ENER1's ownership of, or rights in, the Licensed

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Trademarks. The obligations stated in this Section 8.1 ("Trademark License") and
Section 8.1 ("Rules on Usage") and Section 8.3 ("Quality Control") and Section
8.4 ("Inspection") are material terms of this Agreement. Breach by INPRIMIS thereof shall give rise to the rights and remedies stated in this Agreement for breach of material terms and conditions.

8.2 Rules on Usage. INPRIMIS shall clearly indicate ENER1's ownership of the Licensed Trademarks. All such usage shall inure to ENER1's benefit. In the event that ENER1 notifies INPRIMIS that INPRIMIS has failed to meet the requirements above, INPRIMIS shall within fifteen (15) days of notice from ENER1 to correct any deficiencies that ENER1 identifies. If INPRIMIS fails to correct any such deficiencies until INPRIMIS has corrected all such deficiencies.

         INPRIMIS agrees with respect to each registered Licensed Trademark, to include in each advertisement, brochure, or other such use of the Licensed Trademark, the trademark symbol "(R)" and the following statement:

                  Unless otherwise notified in writing by ENER1, INPRIMIS agrees with respect to the Licensed Trademarks to include in each advertisement, brochure, or other such use of the trademark, the symbol "(TM)" and the following statement:

                           "(Licensed Trademark)" is a trademark of ENER1 HOLDINGS, Inc., Fort Lauderdale, Florida

8.3 Quality Control. INPRIMIS shall not use the Licensed Trademarks in any manner that would be offensive to good taste or would injure the reputation of ENER1 or the Licensed Trademarks.

8.4 Inspection. ENER1 may, itself or through its reasonably designated representative, inspect and analyze Licensed Products and Licensed Processes sold under the Licensed Trademarks, and as necessary, the premises and operations of INPRIMIS, at INPRIMIS' place of business, in order to ensure that Licensed Products and Licensed Processes sold under the Licensed Trademarks meet ENER1's quality standards. If such inspection reveals deficiencies in the quality of Licensed Products and Licensed Processes bearing the Licensed Trademarks, which, in the sole judgment of ENER1, would adversely reflect upon ENER1 or the Licensed Trademarks, INPRIMIS shall promptly rectify all deficiencies in quality to the satisfaction of ENER1.

8.5 INPRIMIS acknowledges that ENER1 has no adequate remedy at law in the event that INPRIMIS were to use the marks in a manner not authorized by its agreement, and that ENER1, in such circumstances, is therefore entitled to injunctive or other equitable relief.

                                    SECTION 9

                              TERM AND TERMINATION

9.1 The term of this Agreement shall be thirty-six (36) months from date execution of Agreement.

9.2 Should INPRIMIS fail to pay ENER1 the sums due and payable hereunder, ENER1 shall have the right to terminate this Agreement on fifteen (15) days notice,

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unless INPRIMIS shall pay ENER1 within the fifteen (15) day period, all such fees and interest due and payable. Upon the expiration of the fifteen (15) day period, if INPRIMIS shall not have paid all such fees and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

9.3 Should INPRIMIS fail to produce a demonstration prototype within the first twelve (12) months of this Agreement, ENER1 shall have the right, one year from the Effective Date of this Agreement, at its sole discretion, to terminate this Agreement and the rights, privileges and license granted hereunder by thirty
(30) days written notice to INPRIMIS. Such termination shall become effective unless INPRIMIS shall have cured the performance deficiencies identified in the thirty (30) days written notice prior to the expiration of the thirty (30) day period.

9.4 Upon any material breach or default of this Agreement by any Party (the "Breaching Party"), (other than those occurrences set out in Section 9.2 hereof, the terms of which shall always take precedence in that order over any material breach or default referred to in this Section 9.4), the non-breaching Party shall have the right to terminate this Agreement and the rights, privileges and license granted to hereunder by thirty (30) days notice to the Breaching Party. Such termination shall become effective unless the Breaching Party shall have cured any such breach or default by diligently pursuing remedial action prior to the expiration of the thirty (30) day period; provided that, if the Breaching Party shall be in breach or default of the same provision twice within any six
(6) month period, the non-breaching Party shall have the right to terminate this Agreement immediately upon notice to the Breach Party of such second occurrence without providing the Breaching Party the thirty (30) days notice and cure period.

9.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either Party from any obligation arising prior to the effective date of such termination. INPRIMIS may, however, after the effective date of such termination, sell all Licensed Products then in its possession, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that INPRIMIS shall pay to ENER1 the royalties thereon as required by Section 3 of this Agreement and shall submit the reports required by Section 10 hereof.

9.6 Upon termination of this Agreement for any reason, each Party shall, at the option of the other Party, return or destroy all confidential Information, including but not limited to Licensed Technology and Know-How, in its possession owned by the other Party, and INPRIMIS shall cease to use any part of the Licensed technology and Know-How for any purpose whatsoever, except as specifically allowed under Section 9.5 above.

9.7 Upon termination of this Agreement for failure to maintain quality as provided in Sections 8.3 and 8.4 hereof, INPRIMIS shall immediately cease all use of the Licensed Trademarks.

9.8 Sections 3, 4, 5, 6, 9 and 10 shall survive termination of this Agreement.

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                                   SECTION 10

                               REPORTS AND RECORDS

10.1 INPRIMIS shall keep complete and accurate records of the manufacture, sale and distribution of Licensed Products and Licensed Processes, including use and manufacture by sublicensees, (collectively, "Sales and Use Records"). Sales and Use Records shall be kept at INPRIMIS' principal place of business. Upon prior written notice to INPRIMIS, ENER1 shall have the right, one time each year during normal business hours, without unreasonable interference with IMPRIMIS' business operations, and at ENER1's expense, to have a reputable and internationally recognized Independent certified auditor, subject to a strict confidentiality agreement, review and audit records in relation to the royalties and compensation under this Agreement for the preceding (3) three years. Any adjustments due to overpayment or underpayment of royalties shall be made at the next date when royalty payments to ENER1 are due. If the upward adjustment of royalties due to ENER1 is greater than ten percent (10%), INPRIMIS agrees to reimburse ENER1 for its review and audit expenses, unless such upward adjustment of royalties occurs due to situations beyond INPRIMIS' reasonable control. Any underpayment shall further obligate INPRIMIS to pay ENER1 interest on such underpayment at the rate of eighteen percent (18%) per annum, calculated from when such sums were originally due.

                                   SECTION 11

                               GENERAL PROVISIONS

11.1 Notices. All notices, demands or other communications given under this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), telegram, telex, or facsimile transmission, addressed as follows:

(i)      If to ENER1 HOLDINGS, INC.:

         ENER1 HOLDINGS, INC.
         Attention: (1) President (2) Chief Operating Officer
         550 West Cypress Creek Road, Suite #120
         Fort Lauderdale, Florida
         Telephone: (954) 202-4442
         Facsimile: (954) 202-2884

(ii)     If to INPRIMIS TECHNOLOGIES, INC.:

         INPRIMIS TECHNOLOGIES, INC.
         Attention: (1) Chief Financial Officer (2) Sr. V.P. General Admin. 1601 Clint Moore Road
         Boca Raton, Florida 33487
         Telephone: (561) 997-6227
         Facsimile: (561) 997-6934

or to such other address which each Party may designate by notice in writing. Each such notice, demand or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed given for all

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purposes at such time as it is delivered to the address (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation,

11.2 Governing Law. The construction and interpretation of this Agreement and the rights of the Parties shall be governed by the laws of the State of Florida, USA, without regard to its conflicts of laws provisions. The state and federal courts located in Florida shall have exclusive jurisdiction over any dispute arising from or in connection with this Agreement not otherwise submitted to arbitration. Each Party hereby consents to the personal jurisdiction of the state and federal courts in Florida in any such dispute arising from or relating to this Agreement. Each Party further agrees that services of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein. Any award or injunctive relief granted in any dispute may be enforced by either Party in either the courts of the State of Florida or in the United States District Courts in Florida. The Parties hereby expressly waive their rights to trial by-jury.

11.3 Assignment. This Agreement shall be binding, upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the Parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the Parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties hereto or their respective successors and assigns as permitted hereunder. Except for assignment to an Affiliate, neither this Agreement nor any rights hereunder shall be assignable by any Party without the prior written consent of the other Party hereto.

11.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to such matters. No amendment to this Agreement shall be made except by an instrument in writing signed on behalf of each Party.

11.5 Severability. If any court or arbiter of applicable jurisdiction determines that any of the agreements, covenants and undertakings set forth herein, or any part thereof, is invalid or unenforceable, the provision shall, to the extent possible, be restate to reflect the original intention of the Parties, and the remainder of this Agreement shall be given full effect, without regard to the invalid or restated portions.

11.6 Waiver. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.

11.7 Taxes. All fees payable to ENER1 hereunder are exclusive of all taxes, or levies however designated or computed. INPRIMIS shall be responsible for and pay all taxes, duties and levies based upon the use of the Licensed Technology and Know-How, maintenance and distribution of Licensed Products and Licensed Processes, or upon payments due under this Agreement, including, but not limited

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
to, sales, use, or value-added taxes, duties, withholding taxes and other assessments now or hereafter imposed on or in connection with this Agreement.

11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

11.9 Compliance with Laws. In performing under this Agreement, both Parties agree to comply with all applicable laws, rules, and regulation of any governmental entity.

11.10 Force Majeure. Neither party shall be liable to the other party for any loss or damage due to delays or failure to perform resulting from an event of 'force majeure," including without limitation, acts of God; accident, war; fire; lockout; strike or labor dispute; riot or civil commotion; act of the public enemy; enactment, rule, order or act of civil or military authority; acts or omissions of the other Party; judicial action, inability to secure adequate materials, labor, or facilities; defaults of subcontractors or suppliers as a result of 'force majeure"; the inability of carriers to make scheduled deliveries, or any other event beyond the reasonable control of either Party.

IN WITNESS WHEREOF, the Parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth above.

INPRIMIS TECHNOLOGIES, INC.                          ENER1 HOLDINGS, INC.



By: /s/ LARRY LIGHT                                  By: /s/ MICHAEL ZOI
-------------------                                  -------------------
   (Signature)                                            (Signature)

Name: LARRY LIGHT                                    Name: MICHAEL ZOI
-------------------                                  -------------------
   (Name Printed)                                         (Name Printed)

Title: C.O.O                                         Title: President

Date: January 23, 2002                               Date: January 23, 2002


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                                    EXHIBIT A

                               LICENSED TECHNOLOGY

Licensed Technology shall be defined as:

         a. The ENER1 patent application entitled: "Current-Conducting Part of Power Transmission Line", Attorney Docket No. 7053-5

                                    EXHIBIT B

                               LICENSED TRADEMARK

The Licensed Trademark shall be defined as:

         a. The word mark "EnerWatch", together with any forms, modifications, and/or logo, as may be expressly approved and authorized by ENER1.